UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2017
Date of Report (Date of earliest event reported)

DIAMANTE MINERALS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-55233	27-3816969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 - 1634 Harvey Avenue Kelowna, British Columbia	V1Y 6G2
(Address of principal executive offices)	(Zip Code)

250-860-8599
Registrant's telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On January 25, 2017, Diamante Minerals Inc. (the “Company”) entered into an amended and restated joint venture agreement (the “Amended and Restated Joint Venture Agreement”) with Mineracao Batovi Ltda. (“Mineracao Batovi”) and Dr. Charles Fipke in his capacity as the shareholder of Mineracao Batovi. The Amended and Restated Joint Venture Agreement supersedes the Joint Venture Agreement between the Company and Mineracao Batovi dated November 20, 2014, as previously amended by our Company's letter agreement dated February 27, 2015, which became effective upon its acceptance by Mineracao Batovi and Kel-Ex Development Ltd. (“Kel-Ex”) on March 9, 2015 (as so amended, the “Joint Venture Agreement”).

The Joint Venture Agreement originally contemplated the establishment of a new joint venture company to be formed in Brazil. As initially reported in the Company’s quarterly report on Form 10-Q for the period ended April 30, 2015 (as filed with the SEC on June 22, 2015), due to certain regulatory requirements in Brazil, the Company and Mineracao Batovi determined that it is preferable to use Mineracao Batovi as the joint venture company since it holds the mineral claims underlying the Batovi Diamond Project. The Amended and Restated Joint Venture Agreement now formally contemplates the Company acquiring an interest in Mineracao Batovi to develop, finance and operate the Batovi Diamond Project.

The Amended and Restated Joint Venture Agreement contemplates that we will acquire a 17.6% equity interest in Mineracao Batovi - which is in addition to our existing 2.4% equity interest - in consideration of a cash contribution to Mineracao Batovi of $1,000,000, but such cash consideration must now be made no later than June 30, 2017. Under the Amended and Restated Joint Venture Agreement if we only contribute a portion of the $1,000,000 by June 30, 2017 we will acquire a pro rata portion of the 17.6% equity interest in Mineracao Batovi.

We continue to be entitled to earn an additional 29% equity interest in Mineracao Batovi by funding a further $2,000,000 of exploration expenses. We also are entitled to earn a pro rata portion of the additional 29% equity interest if we only fund a portion of the $2,000,000. The Joint Venture Agreement originally provided that our right was contingent on us funding such additional exploration expenses no later than November 20, 2017; that date has been extended to November 20, 2019 under the Amended and Restated Joint Venture Agreement.

The Amended and Restated Joint Venture Agreement now provides that, during the period from the date we acquire some portion of the initial 17.6% equity interest in Mineracao Batovia until the expiry of the period during which we can earn the additional 29% equity interest in Mineracao Batovi and from then on in circumstances where we holds at least a 40% equity interest in Mineracao Batovi, Mineracao Batovi shall be managed by a board of directors comprised of two (2) representatives from each of our Company and the existing shareholder Mineracao Batovi Shareholder. In circumstances where our interest in Mineracao Batovi at the end of the period during which we can earn the additional 29% equity interest is greater than 10% but less than 40%, the board of directors shall thereafter be comprised of three (3) representatives of the existing shareholder of Mineracao Batovi and one (1) of our Company. The board of directors shall be similarly constituted during the period which we can earn the additional 29% equity interest as long as the interest in Mineracao Batovi held by our Company is less than 10%. If at any time following the expiry of the period during which we can earn the additional 29% equity interest our interest in Mineracao Batovi is reduced to 10% or less, our Company shall thereafter not be entitled to any representation on the board of directors of Mineracao Batovi.

2

Certain specified matters continue to be subject to the approval of at least three of the four members of Mineracao Batovi's board of directors, including the adoption of the project's annual budget and any amendments thereto, the scope and purpose of a feasibility study for the Batovi Project (including the determination that the study is positive), and the decision to mine and commence commercial production.

Until we earn the additional 29% equity interest in Mineracao Batovi or the right to earn such interest ends, and so long as we elect to participate in the joint venture, we will bear 100% of Mineracao Batovi's expenses provided that all such expenses are first approved in writing by our Company's representatives on Mineracao Batovi's board of directors.

Under the Amended and Restated Joint Venture Agreement, upon funding our initial $1,000,000 contribution, our Company would be engaged to act as operator of the Batovi Diamond Project on terms whereby our Company will be entitled to charge a 10% administration fee on all exploration expenditures incurred under $50,000 and 5% on all exploration expenditures incurred over $50,000. Our Company has discretion to subcontract with third parties, including Kel-Ex, to enable it to fulfill its role as operator. Kel-Ex is a privately-held British Columbia corporation that is under common control with Mineracao Batovi, .

A copy of the Amended and Restated Joint Venture Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

In our news release of January 26, 2017 we provided an update on the status of our gold stream agreement from the Molejon gold mine in Panama (the “Molejon Mine”) as initially disclosed in a news release dated February 3, 2016.

Pursuant to an agreement dated January 22, 2016 (as filed with the SEC on February 3, 2016), we have acquired a limited royalty on the first 2,000 ounces of gold that may be produced per month at Petaquilla Minerals Ltd.’s Molejon Mine located in Donoso District, Colon Province, Republic of Panama. Our royalty right is contingent on our advancing to Blendcore LLC, as borrower and as the operator of certain proposed operations at the Molejon Mine, the final tranche of a loan in the total principal amount of $250,000. The funds are to be advanced in accordance with a budget for the restart of processing of stockpiled ore at the Mine, which has been annexed to the loan agreement dated January 22, 2016 among our Company, Blendcore and Petaquilla Minerals’ subsidiary, Petaquilla Gold, S.A. As of July 31, 2016, our Company had advanced $215,000 to Blendcore under the loan agreement. Subsequent to our advancing the monies to Blendcore progress has been slow in advancing the restart.

Separate and apart from the issues arising with respect to the loan to Blendcore, we have engaged a law firm in Panama to pursue the acquisition of the Molejon Mine. Representatives of this firm are in discussions with a committee formed by the Panamanian government to oversee the transfer of interests of the Molejon Mine.

3

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amended and Restated Joint Venture Agreement dated January 25, 2017 among Diamante Minerals, Inc. and Mineracao Batovi Ltda. and Dr. Charles Fipke.

99.1	News release dated January 26, 2017

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMANTE MINERALS INC.

DATE: January 26, 2017	By:	/s/ Chad Ulansky
Chad Ulansky
Chairman and Chief Executive Officer

5